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Peter Farwell                                                       EXHIBIT 99.1
Vice President
Corporate Relations
(617) 232-8200                                             FOR IMMEDIATE RELEASE


                     HARCOURT GENERAL COMPLETES DISTRIBUTION
                    OF THE NEIMAN MARCUS GROUP CLASS B SHARES


     CHESTNUT HILL, Mass., October 22, 1999 -- Harcourt General, Inc. (NYSE: H) today announced that it has completed the tax-free distribution to its shareholders of 21,440,960 shares of Class B Common Stock of The Neiman Marcus Group (NYSE: NMG.A and NMG.B). Harcourt General shareholders are receiving
0.3013 shares of Class B NMG common stock for each share of Harcourt General common stock and for each share of Harcourt General Class B stock held on the record date, October 12, 1999. Harcourt General shareholders will receive cash in lieu of fractional shares of The Neiman Marcus Group.

     Harcourt General, a leading global multiple-media publisher, provides educational, training and assessment products and services to classroom, corporate, professional and consumer markets. The Neiman Marcus Group includes Neiman Marcus Stores, NM Direct and Bergdorf Goodman.